Exhibit 23.2

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Barnes & Noble, Inc.
New York, New York


     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 10, 1998, relating to the consolidated financial statements of Barnes & Noble, Inc. appearing in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.




                                        BDO SEIDMAN, LLP


New York, New York
December 22, 1998